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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          BIGSTAR ENTERTAINMENT, INC.

                   -----------------------------------------

     The undersigned, for the purpose of (i) effectuating a .485-for-one reverse stock split of the capital stock of BIGSTAR ENTERTAINMENT, INC., a Delaware corporation (the "Corporation"), and (ii) changing the address of the incorporator of the Corporation, does hereby certify that this Certificate of Amendment of Certificate of Incorporation has been made and effected in accordance with Section 242 of the General Corporation Law of the State of Delaware and that:

     FIRST:    The name of the corporation is BIGSTAR ENTERTAINMENT, INC.

     SECOND: Effectively immediately, upon the filing of this amendment to the Certificate of Incorporation, each issued and outstanding share of Common Stock of the Corporation shall automatically and without further action on the part of the holder thereof be converted into .485 shares of validly issued, fully paid and nonassessable Common Stock of the Corporation. No scrip or fractional shares will be issued by reason of this amendment.

     THIRD:    Effective immediately, Article VIII of the Corporation's
Certificate of Incorporation is hereby amended and restated so that the name and mailing address of the incorporator is as follows:

               David Friedensohn
               c/o BigStar Entertainment, Inc.
               19 Fulton Street, 5th Floor
               New York, New York 10038



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     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment of Certificate of Incorporation to be signed as of the ____ day of July, 1999, by its Chief Executive Officer, who hereby affirms and acknowledges, under penalty of perjury, that this Certificate is the act and deed of the Corporation and that the facts stated herein are true.


                                        BIGSTAR ENTERTAINMENT, INC.



                                        By:
                                           ________________________
                                           David Friedensohn
                                           Chief Executive Officer